Exhibit 99.1

Investor Contact: Valda Colbart, Investor Relations Officer, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. OPERATING INCOME INCREASES 55 PERCENT

DEFIANCE, Ohio, October 15, 2008 (GLOBENEWSWIRE) — Rurban Financial Corp. (NASDAQ: RBNF), a diversified financial services holding company and parent of The State Bank and Trust Company (State Bank) and RDSI Banking Services (RDSI), reported third quarter 2008 earnings of $1.42 million, or $0.29 per diluted share, an increase of 64.9 percent and 70.6 percent, respectively, above the $864,000, or $0.17 per diluted share, reported in the third quarter of 2007. In addition, this improvement was 5.0 percent and 3.6 percent, respectively, above the 2008 second quarter earnings of $1.36 million, or $0.28 per diluted share.

Consolidated earnings for the 2008 third quarter included a net after-tax gain of $86,000 ($131,000 pre-tax) from the combined impact of the sale of the real estate of a closed branch office for $160,000 ($243,000 pre-tax) less an after-tax loss of $74,000 ($112,000 pre-tax) for the write-down of a piece of foreclosed real estate. Excluding this net after-tax gain of $86,000, Operating Income was $1.34 million, or $0.27 per diluted share for the 2008 quarter, compared with $864,000, or $0.17 per diluted share, for the prior-year third quarter, up 54.9 percent and 58.8 percent, respectively.

President and CEO Ken Joyce commented, “We continue to improve our quarterly financial performance as a result of the strong foundation in place for franchise and profit growth. Despite the turmoil that exists throughout the banking industry, Rurban remains admirably positioned. We have been cautious of double-digit loan growth because our markets are mature. Rather, we look to measured and steady loan growth combined with intelligent and constructive underwriting to maintain consistency and soundness from our lending activities. At the same time, we look for opportunities for greater efficiencies and improved distribution of our services throughout our expanding bank footprint. We are managing these issues one at a time, with gratifying results.”

“In this market environment—and perhaps forevermore—,” added Mr. Joyce, “deposits are king. Our success with deposit gathering is growing each quarter, with non-maturity deposit balances increasing 10.2 percent year-to-date. This has allowed us to reduce our reliance on more expensive time deposits. We appointed a Chief Deposit Officer over a year ago, and at the same time, introduced a number of creative and productive deposit-generating programs bank-wide. These initiatives have been gathering momentum over the past year favorably impacting our funding costs, and improving our liability-sensitive balance sheet position during this declining interest rate environment. These factors contributed to a 60 basis point improvement in consolidated net interest margin year-over-year. While these are but a few of the major points of our current quarter, we continue to make progress on all fronts.”

Highlights of Rurban’s consolidated 2008 third quarter performance include:

•
The third quarter net interest margin improved by 60 basis points year-over-year, to 3.56 percent for the current quarter. The 20.3 percent improvement was the primary factor contributing to Rurban’s 21.5 percent growth in net interest income. The return on average assets (ROAA), for the quarter, was 0.99 percent compared with 0.62 percent for the year-ago quarter, up 37 basis points. Excluding the one-time gain in the quarter, operating income for the 2008 third quarter ROAA was 0.93 percent compared with 0.62 percent for the year-ago quarter, an improvement of 31 basis points.

•
In the context of the current credit environment, asset quality remains stable, with non-performing assets declining slightly to 1.07 percent of total assets. There have been no significant additions to the problem loan portfolio during the first nine months. The Bank has no exposure to subprime loans, credit card debt, or impaired investment securities such as Freddie Mac or Fannie Mae common or preferred stock.

•
State Bank’s deposit gathering initiatives are producing excellent results. Growth in NOW and Money Market accounts have enabled State Bank to substantially reduce its reliance on time deposits as a funding source. Since year-end 2007, lower cost non-maturity deposits collectively increased 10.2 percent, and currently account for nearly 50 percent of total deposits, up from 45 percent at December 31, 2007.

•
Rurban is on target for a fourth quarter close on its acquisition of NBM Bancorp, Incorporated (assets of $109.2 million), based in Montpelier, Ohio. The merger, pending Regulatory approval, will provide State Bank with access to Williams County through a network of five banking offices.

For the first nine months of 2008, consolidated net income was $3.89 million, or $0.79 per diluted share, an increase of 65.4 percent and 68.1 percent, respectively, above the $2.35 million, or $0.47 per diluted share, recorded for the comparable 2007 period. Consolidated net income for the first nine months of 2008 included a net non-recurring after-tax gain of $319,000 ($484,000 pre-tax) from the combined impact of the following non-recurring pre-tax items: a $243,000 gain on the sale of the closed branch, a $200,000 recovery of legal fees associated with RFCBC (Rurban’s loan workout company), $197,000 of proceeds from the partial recovery of previously written-off WorldCom securities, $132,000 of proceeds from the sale of equity securities derived from the VISA Inc. Initial Public Offering (IPO), expenses of $176,000 from the wind down of RFCBC, and a loss of $112,000 from the write-down of foreclosed real estate. The first nine months of 2007 included an after-tax merger-related expense of $63,000 ($95,000 pre-tax). Excluding the after-tax impact of non-recurring items in both years, nine month operating income was $3.41 million, or $0.73 per diluted share, in 2008 compared with $2.41 million, or $0.48 per diluted share in 2007, up 47.9 percent and 52.1 percent, respectively.

CONSOLIDATED – THIRD QUARTER RESULTS

(Dollars in thousands except per share data)
OPERATING EARNINGS:	3Q 2008		2Q 2008		3Q 2007
Net interest income	$4,448		$4,432		$3,661
Non-interest income from operations	6,746	[1]	6,801		6,783
Operating revenue	11,194		11,233		10,444
Provision for loan losses	146		213		140
Non-interest expense	9,167	[1]	9,311	[2]	9,106
Net income (GAAP)	1,424		1,356		864
Operating income	1,338	[1]	1,224	[2]	864
Diluted GAAP EPS	$0.29		$0.28		$0.17
Diluted operating EPS	$0.27	[1]	$0.25	[2]	$0.17

[1]
Excludes a net non-recurring gain for 3Q 2008 of $86,000 after-tax ($131,000 pre-tax) which includes a $243,000 pre-tax gain from the sale of a branch and a $112,000 pre-tax loss from OREO write-downs.

[2]	Excludes for 2Q 2008 the after-tax gain of $132,000 (pre-tax $200,000) from the recovery of legal fees associated with RFCBC.

Revenue, consisting of net interest income and non-interest income, was $11.4 million for the third quarter of 2008, up 9.5 percent from the year-ago quarter. Operating revenue was $11.2 million for the third quarter of 2008, up 7.2 percent from the year-ago quarter. Net interest income increased $788,000, or 21.5 percent, compared to the year-ago quarter. Growth in net interest income was driven primarily by the 60 basis point, or 20.3 percent, improvement in the year-over-year consolidated net interest margin, which reached 3.56 percent for the current quarter. In addition, average earning assets grew 3.7 percent over the past 12 months.

Non-interest income was $6.99 million for the third quarter of 2008 compared to $6.78 million for the prior-year quarter. Excluding the one-time gain for the branch sale, non-interest income was virtually flat. Increases in deposit fees were offset by a reduction in trust fees. The reduction in trust fees is due to the market conditions as Reliance Financial Services fees are collected based on market value.

Non-interest expenses were $9.28 million for the third quarter of 2008, an increase of $172,000 or 1.9 percent, from the year-ago quarter. Excluding the write-down of the specific piece of real estate, non-interest expenses increased a negligible $61,000, or 0.7 percent, year-over-year. Expenses were well-controlled, mainly resulting from reductions of nine FTE employees down to 271 at 2008 third quarter-end. Salaries and employee benefits were virtually unchanged, down 1.2 percent, while postage and delivery expense and state and local taxes increased $119,000 and $132,000, respectively, from year-ago levels. In the first quarter of 2008, RDSI switched from outsourcing their preparation and mailing activities to managing these mailing operations in-house; this pass-through expense creating increases in revenue. The state and local tax increase is due to a tax credit received in 2007.

BANKING GROUP RESULTS

Rurban's Banking Group consists of The State Bank and Trust Company, a $563 million asset organization and RFCBC, Inc., a loan workout company, with one remaining credit relationship of $448,000, which is classified as non-performing, but is making significant, regular debt reduction payments.

The 2008 third quarter earnings for the Banking Group were $1.23 million compared with $675,000 reported for the prior-year quarter, an increase of 82.9 percent. Excluding the one-time items in the quarter, operating income for the Banking Group was $1.15 million compared with $675,000 reported for the prior-year quarter, an increase of 70.2 percent.

Mr. Joyce commented, “State Bank has evolved into a solid, profitable and efficiently managed institution as a result of a strong, creative, and quality management team. We are building a model that allows us to expand efficiently through acquisitions, as well as organically. The organic expansion is progressing, as for example, we recently purchased a building for our Columbus Loan Production Office. This office follows our strategy to grow the Loan Production Office to $25 million plus in loans followed by an expansion to a full-service branch in the Columbus area.”

(Dollars in thousands except per share data)
OPERATING EARNINGS:	3Q 2008		2Q 2008		3Q 2007
Net interest income	$4,892		$4,881		$4,170
Non-interest income from operations	1,742	[1]	1,848		1,769
Provision for loan losses	146		213		140
Non-interest expense	4,891	[1]	4,612	[2]	4,873
Net income (GAAP)	$1,233		$1,217		$675
Operating income	$1,147	[1]	$1,085	[2]	$675

[1]	3Q 2008 Operating Income excludes previously mentioned net non-recurring gains of $86,000.
[2]	2Q 2008 Operating Income excludes an after-tax gain of $132,000 (pre-tax $200,000) from the recovery of legal fees associated with RFCBC.

Net interest income increased 17.3 percent to $4.89 million for the 2008 third quarter over 2007 third quarter, reflecting average earning asset growth of 3.7 percent combined with a Banking Group net interest margin of 3.84 percent for the third quarter of 2008, up 43 basis points, or 12.6 percent, over the year-ago period. “In an environment with declining interest rates and a scarcity of true core deposits (liquidity), State Bank is achieving solid margin improvement,” Mr. Joyce added.

Non-interest income was $1.99 million, increasing $216,000, or 12.2 percent. Excluding the one-time $243,000 gain on the branch sale, non-interest income decreased approximately $27,000. Modest increases in gain-on-sale of loans and deposit fees were offset by decreases in trust fees. The increase in gain-on-sale of loans was driven by sales of the guaranteed portion of agricultural real estate loans. State Bank has long been an originator of agriculture real estate loans with long-term maturities, which are periodically sold into the secondary market. The continued decline of equity markets was the primary factor for the trust fee decreases.

The Banking Group recorded a provision for loan losses this quarter of $146,000 and net charge-offs of $336,000. Over the past five quarters the average provision for loan losses of $167,000 has exceeded the average level of net charge-offs of $120,000. Further, the reserve for loan losses at quarter-end was 1.01 percent of average loans outstanding, which has remained fairly stable year-over-year, while non-performing assets declined as a percentage of total assets; for the most recent quarter, non-performing assets were 1.07 percent of total assets compared with 1.16 percent for the linked-quarter and 1.14 percent for the year-ago quarter.

Non-interest expenses were $5 million for the third quarter of 2008, up $130,000 from the prior-year third quarter. Excluding the quarterly one-time write down of real estate of $112,000, expenses were virtually unchanged. Expenses were well-controlled at all levels; savings in employee benefits offset the modest growth in compensation. The efficiency ratio for the Banking Group was nominally higher at 71.1 percent for the current quarter, compared with 69.9 percent for the linked quarter, and down significantly from the 80.1 percent for the prior-year third quarter.

BALANCE SHEET

Total loans, net of unearned income, were $399.9 million at September 30, 2008, up $11.6 million, or 3.0 percent, over the past 12 months; loans declined $4.5 million from the linked-quarter. Growth over the past 12 months was derived primarily from commercial real estate loans. The reductions in loans during the third quarter were attributable to the payoff of several loans and the sale of several FSA agricultural loans sold during the quarter.

Total deposits at September 30, 2008 were $406.5 million, down $6.7 million, or 1.6 percent, from the third quarter of 2007 deposits of $413.2 million, with FHLB advances, up $21.2 million, providing the funding for growth. It is noted that the quarter-end balance for FHLB advances was higher than normal by $6 million due to State Bank’s testing of its correspondent bank lines of credit. Time deposits declined $28.3 million over the past 12 months, or 12.1 percent, while NOW and Money Market deposits grew $9.5 million (up 18.5 percent) and $12.5 million (up 20.0 percent), respectively. Mr. Joyce added, “Our 2008 profit improvement can be largely attributed to our success in managing our balance sheet into a liability-sensitive position and our success at attracting lower cost deposits. Although interest rates have declined industry-wide, there are few banks that have managed to improve their margin to the extent that we have, as our average funding costs are down 98 basis points compared to an average earning asset rate decline of 54 basis points year-over-year.”

ASSET QUALITY
(Dollars in thousands except percent data)

ASSET QUALITY	3Q 2008	2Q 2008	3Q 2007
Net charge-offs	$336	$(18)	$28
Net charge-offs to avg. loans (Ann.)	0.33%	(0.02)%	0.03%
Non-performing loans	$4,659	$5,141	$6,361
OREOs + OAO	$1,611	$1,566	$71
Non-performing assets (NPAs)	$6,270	$6,707	$6,432
NPA / Total assets	1.07%	1.16%	1.14%
Allowance for loan losses	$4,057	$4,247	$3,937
Allowance for loan losses / Loans	1.01%	1.04%	1.01%

“We have managed to maintain our problem assets at a moderate, relatively stable, level over the past year, while all around us asset quality has taken a sharp turn downward. The lessons we learned from our last credit cycle have remained, with underwriting and administration policies that are proving their value in this new credit cycle. While our present situation is never a guarantee of future performance, we are comfortable with the current performance of our portfolio and see no alarming signs of weakness that we have not already identified,” commented Mr. Joyce.

Non-performing assets (loans + OREO + OAO) were $6.27 million, or 1.07 percent, of total assets on September 30, 2008 compared with $6.71 million (1.16 percent of total assets) for the linked-quarter and $6.43 million (1.14 percent of total assets) 12 months ago. Total problem assets have remained relatively stable as a percent of total assets over the past 12 months. Non-accrual loans are distributed among all asset classes, without any major concentrations.

RDSI RESULTS

Mr. Joyce observed, “We continue to be pleased with RDSI's contribution to Rurban's performance. RDSI has been a key component of our successful strategy of diversification and its solid base of fee income has been a strategic and competitive advantage for Rurban and contributes to shareholder value. We should expect to see some slowing, or even stabilization, of revenue and net income growth, as a result of current banking conditions.”

Total revenue for the third quarter of 2008 was $5.29 million, virtually unchanged from the $5.33 million reported for the year-ago quarter. Net income was also unchanged in the third quarter year-over-year comparison: $664,000 in 2008 compared with $659,000 for 2007.

As of September 30, 2008, RDSI had 115 banking organizations as clients, with Data Processing services provided to 75 clients and Item Processing to 91 clients. RDSI added one new client in the current quarter, with the conversion set for late fourth quarter 2008.

Operating expenses were $4.29 million for third quarter 2008, down $48,000, or 1.1 percent, from the third quarter of 2007; compensation and benefits expense decreased a combined $144,000, or 8.3 percent, year-over-year along with an $89,000, or 6.9 percent, decline in equipment expense, partially offset by a $123,000 increase in the previously-mentioned postage expenses, which were taken in-house first quarter of 2008. Excluding the change in postage expense, operating expenses decreased $171,000, or 3.9 percent, reflecting numerous efficiencies gained from streamlined procedures within the Item Processing segment of RDSI's business.

CAPITAL BASE

Rurban continues to maintain a strong capital position and supporting earnings, providing opportunities for a stable cash dividend, share repurchases and acquisitions. Stockholders’ equity totaled $60.1 million at September 30, 2008, an increase of $1.6 million, or 2.8 percent, from 12 months ago. Period-end tangible equity to tangible assets remains strong at 7.5 percent, while capital ratios exceeded the regulatory minimums for a well-capitalized institution. Last quarter the Company raised its third quarter cash dividend by 12.5 percent, or $0.01 per share, to $0.09 per share, which represented a 33.8 percent payout of earnings and a 4.0 percent yield at an approximate market price of $9.00. The share repurchase program, authorized in April 2007 and extended in July 2008 to acquire 250,000 shares, has repurchased 121,807 shares at an average of $11.54 per share through September 30, 2008.

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and Rurbanc Data Services, Inc. (RDSI), including DCM. The State Bank and Trust Company offers financial services through its 17 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,903,826 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
September 30, 2008, December 31, 2007 and September 30, 2007

	September	December	September
	2008	2007	2007
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$25,408,171	$15,183,627	$12,859,263
Federal funds sold	-	2,000,000	-
Cash and cash equivalents	25,408,171	17,183,627	12,859,263
Available-for-sale securities	94,436,350	92,661,386	102,759,847
Loans held for sale	1,478,333	1,649,758	-
Loans, net of unearned income	399,910,475	389,268,744	388,264,099
Allowance for loan losses	(4,057,213)	(3,990,455)	(3,936,545)
Premises and equipment, net	15,496,474	15,128,754	15,290,795
Purchased software	5,964,281	4,282,563	4,500,417
Federal Reserve and Federal Home Loan Bank Stock	4,148,400	4,021,200	4,021,200
Foreclosed assets held for sale, net	1,534,207	124,131	64,805
Accrued interest receivable	2,835,552	3,008,968	3,374,265
Goodwill	13,940,618	13,940,618	13,940,618
Core deposits and other intangibles	4,615,084	5,135,228	5,322,647
Cash value of life insurance	12,513,124	12,160,581	12,048,425
Other assets	6,797,920	6,638,895	7,164,456

Total assets	$585,021,776	$561,213,998	$565,674,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$40,952,936	$41,541,297	$41,486,691
Interest bearing NOW	60,842,082	54,308,665	51,330,059
Savings	24,402,064	25,320,126	24,314,993
Money Market	74,958,096	61,380,252	62,450,277
Time Deposits	205,299,166	223,480,842	233,570,398
Total deposits	406,454,344	406,031,182	413,152,418
Notes payable	-	922,457	1,025,992
Advances from Federal Home Loan Bank	40,229,923	24,000,000	19,000,000
Fed Funds Purchased	5,000,000	-	4,400,000
Repurchase Agreements	44,553,855	43,006,438	42,566,025
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	1,575,146	2,532,914	2,409,523
Other liabilities	6,471,375	4,775,773	3,995,977

Total liabilities	524,904,643	501,888,764	507,169,936

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	14,996,187	14,923,571	14,902,827
Retained earnings	34,898,499	32,361,106	31,805,145
Accumulated other comprehensive income (loss)	(944,518)	82,235	(421,721)
Treasury stock	(1,401,618)	(610,260)	(350,480)

Total shareholders' equity	60,117,133	59,325,235	58,504,355

Total liabilities and shareholders' equity	$585,021,776	$561,213,998	$565,674,291

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Interest income
Loans
Taxable	$6,736,100	$7,072,488	$20,567,604	$20,725,807
Tax-exempt	22,125	16,668	63,944	51,211
Securities
Taxable	1,135,931	1,041,177	3,266,395	3,176,674
Tax-exempt	109,805	169,719	433,970	483,621
Other	17,635	50,288	130,424	163,894
Total interest income	8,021,596	8,350,340	24,462,337	24,601,207

Interest expense
Deposits	2,258,470	3,497,275	7,973,962	10,212,672
Other borrowings	16,803	32,026	43,792	140,644
Retail Repurchase Agreements	465,452	435,216	1,376,767	1,130,898
Federal Home Loan Bank advances	416,696	268,289	1,096,178	760,534
Trust preferred securities	415,686	456,582	1,273,775	1,352,093
Total interest expense	3,573,107	4,689,389	11,764,474	13,596,842

Net interest income	4,448,489	3,660,951	12,697,863	11,004,365

Provision for loan losses	146,173	140,409	551,388	378,643

Net interest income after provision for loan losses	4,302,316	3,520,543	12,146,475	10,625,723

Non-interest income
Data service fees	4,947,727	5,004,394	15,161,075	14,467,788
Trust fees	780,726	819,989	2,451,567	2,512,251
Customer service fees	626,008	588,447	1,825,040	1,650,080
Net gain on sales of loans	132,999	128,947	590,747	436,390
Net realized gain on sales of securities	-	-	-	367
Net proceeds from VISA IPO	-	-	132,106	-
Investment securities recoveries	-	-	197,487	-
Loan servicing fees	57,356	27,284	175,516	146,427
Gain on sale of assets	222,815	11,862	151,393	61,839
Other income	221,081	201,920	620,452	754,144
Total non-interest income	6,988,712	6,782,842	21,305,383	20,029,285

Non-interest expense
Salaries and employee benefits	4,239,578	4,290,961	13,113,999	12,873,072
Net occupancy expense	526,301	514,742	1,603,496	1,547,800
Equipment expense	1,553,188	1,625,762	4,746,533	4,908,311
Data processing fees	120,151	102,292	321,510	372,716
Professional fees	489,910	461,844	1,345,133	1,640,250
Marketing expense	247,120	259,196	584,957	601,979
Printing and office supplies	115,667	130,363	421,405	509,817
Telephone and communication	415,120	446,465	1,258,907	1,329,359
Postage and delivery expense	511,522	392,211	1,649,969	1,168,563
State, local and other taxes	235,647	103,674	602,833	468,590
Employee expense	272,315	266,227	806,298	801,374
Other expenses	552,379	512,663	1,535,564	1,250,192
Total non-interest expense	9,278,898	9,106,400	27,990,604	27,472,023

Income before income tax expense	2,012,130	1,196,984	5,461,254	3,182,984
Income tax expense	588,090	333,384	1,572,034	831,885

Net income	$1,424,040	$863,600	$3,889,220	$2,351,099

Earnings per common share:
Basic	$0.29	$0.17	$0.79	$0.47
Diluted	$0.29	$0.17	$0.79	$0.47

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands except per share data)	2008	2007	2008	2007

EARNINGS
Net interest income	$4,448	$3,661	$12,698	$11,004
Provision for loan loss	$146	$140	$551	$379
Non-interest income	$6,989	$6,783	$21,305	$20,029
Revenue (net interest income plus non-interest income)	$11,437	$10,444	$34,003	$31,033
Non-interest expense	$9,279	$9,106	$27,991	$27,472
Net income	$1,424	$864	$3,889	$2,351

PER SHARE DATA
Basic earnings per share	$0.29	$0.17	$0.79	$0.47
Diluted earnings per share	$0.29	$0.17	$0.79	$0.47
Book value per share	$12.25	$11.70	$12.25	$11.70
Tangible book value per share	$8.65	$7.87	$8.65	$7.87
Cash dividend per share	$0.09	$0.07	$0.25	$0.19

PERFORMANCE RATIOS
Return on average assets	0.99%	0.62%	0.90%	0.57%
Return on average equity	9.54%	5.97%	8.69%	5.44%
Net interest margin (tax equivalent)	3.56%	2.96%	3.42%	3.10%
Net interest margin – banking group	3.84%	3.41%	3.71%	3.47%
Non-interest expense / Average assets	6.44%	6.56%	6.50%	6.63%
Efficiency Ratio - bank (non-GAAP)	71.13%	80.14%	72.25%	80.52%

MARKET DATA PER SHARE
Market value per share — Period end	$9.00	$12.65	$9.00	$12.65
Market as a % of book	73%	108%	73%	108%
Cash dividend yield	4.00%	2.21%	3.70%	2.00%
Period-end common shares outstanding (000)	4,906	4,999	4,906	4,999
Common stock market capitalization ($000)	$44,154	$63,237	$44,154	$63,237

CAPITAL & LIQUIDITY
Equity to assets	10.3%	10.3%	10.3%	10.3%
Period-end tangible equity to tangible assets	7.5%	7.2%	7.5%	7.2%
Tier 1 risk-based capital ratio	15.2%	14.6%	15.2%	14.6%
Total risk-based capital ratio	16.2%	15.7%	16.2%	15.7%

ASSET QUALITY
Net charge-offs / (Recoveries)	$336	$28	$485	$159
Net loan charge-offs (Ann.) / Average loans	0.33%	0.03%	0.16%	0.06%
Non-performing loans	$4,659	$6,361	$4,659	$6,361
OREO / OAOs	$1,611	$71	$1,611	$71
Non-performing assets	$6,270	$6,432	$6,270	$6,432
Non-performing assets / Total assets	1.07%	1.14%	1.07%	1.14%
Allowance for loan losses / Total loans	1.01%	1.01%	1.01%	1.01%
Allowance for loan losses / Non-performing Assets	64.7%	61.2%	64.7%	61.2%

END OF PERIOD BALANCES
Total loans, net of unearned income	$399,910	$388,264	$399,910	$388,264
Allowance for loan loss	$4,057	$3,937	$4,057	$3,937
Total assets	$585,022	$565,674	$585,022	$565,674
Deposits	$406,454	$413,152	$406,454	$413,152
Stockholders' equity	$60,117	$58,504	$60,117	$58,504
Full-time equivalent employees	271	280	271	280

AVERAGE BALANCES
Loans	$401,790	$385,126	$398,808	$378,733
Total earning assets	$506,760	$488,798	$505,297	$485,624
Total assets	$576,774	$555,452	$574,439	$552,657
Deposits	$403,064	$411,948	$409,242	$412,587
Stockholders' equity	$59,717	$57,830	$59,690	$57,607

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
(dollars in thousands except per share data)	2008	2008	2008	2007	2007

EARNINGS
Net interest income	$4,448	$4,432	$3,817	$3,783	$3,661
Provision for loan loss	$146	$213	$192	$143	$140
Non-interest income	$6,989	$6,801	$7,516	$6,832	$6,783
Revenue (net interest income plus non-interest income)	$11,437	$11,233	$11,333	$10,615	$10,444
Non-interest expense	$9,279	$9,111	$9,601	$9,164	$9,106
Net income	$1,424	$1,356	$1,109	$906	$864

PER SHARE DATA
Basic earnings per share	$0.29	$0.28	$0.22	$0.18	$0.17
Diluted earnings per share	$0.29	$0.28	$0.22	$0.18	$0.17
Book value per share	$12.25	$12.08	$12.11	$11.92	$11.70
Tangible book value per share	$8.65	$8.41	$8.10	$8.00	$7.87
Cash dividend per share	$0.09	$0.08	$0.08	$0.07	$0.07

PERFORMANCE RATIOS
Return on average assets	0.99%	0.94%	0.78%	0.64%	0.62%
Return on average equity	9.54%	9.09%	7.50%	6.15%	5.97%
Net interest margin (tax equivalent)	3.56%	3.55%	3.26%	3.12%	2.96%
Net interest margin (Bank Only)	3.84%	3.83%	3.45%	3.43%	3.41%
Non-interest expense / Average assets	6.44%	6.29%	6.77%	6.48%	6.56%
Efficiency Ratio - bank (non-GAAP)	71.13%	69.85%	75.90%	76.68%	80.14%

MARKET DATA PER SHARE
Market value per share — Period end	$9.00	$9.52	$10.24	$12.49	$12.65
Market as a % of book	73%	79%	85%	105%	108%
Cash dividend yield	4.00%	3.36%	3.13%	2.24%	2.21%
Period-end common shares outstanding (000)	4,906	4,914	4,942	4,979	4,999
Common stock market capitalization ($000)	$44,154	$46,781	$50,605	$62,188	$63,237

CAPITAL & LIQUIDITY
Equity to assets	10.3%	10.3%	10.5%	10.6%	10.3%
Period-end tangible equity to tangible assets	7.5%	7.4%	7.2%	7.3%	7.2%
Tier 1 risk-based capital ratio	15.2%	14.6%	14.9%	14.8%	14.6%
Total risk-based capital ratio	16.2%	15.7%	15.8%	16.0%	15.7%

ASSET QUALITY
Net charge-offs / (Recoveries)	$336	$(18)	$166	$89	$28
Net loan charge-offs (Ann.) / Average loans	0.33%	(0.02%)	0.17%	0.09%	0.03%
Non-performing loans	$4,659	$5,141	$5,305	$5,990	$6,361
OREO / OAOs	$1,611	$1,566	$1,662	$172	$71
Non-performing assets	$6,270	$6,707	$6,967	$6,162	$6,432
Non-performing assets / Total assets	1.07%	1.16%	1.22%	1.10%	1.14%
Allowance for loan losses / Total loans	1.01%	1.04%	1.02%	1.03%	1.01%
Allowance for loan losses / Non-performing Assets	64.7%	63.3%	57.6%	64.8%	61.2%

END OF PERIOD BALANCES
Total loans, net of unearned income	$399,910	$404,435	$391,963	$389,084	$388,264
Allowance for loan loss	$4,057	$4,247	$4,016	$3,990	$3,937
Total assets	$585,022	$576,513	$571,733	$561,214	$565,674
Deposits	$406,454	$402,558	$416,712	$406,031	$413,152
Stockholders' equity	$60,117	$59,362	$59,870	$59,325	$58,504
Full-time equivalent employees	271	273	272	275	280

AVERAGE BALANCES
Loans	$401,790	$404,756	$389,917	$389,526	$385,126
Total earning assets	$506,760	$510,521	$498,731	$496,782	$488,798
Total assets	$576,774	$579,004	$567,129	$565,779	$555,451
Deposits	$403,064	$412,080	$412,424	$413,473	$411,948
Stockholders' equity	$59,717	$59,671	$59,149	$58,928	$57,830

Rurban Financial Corp.
Segment Reporting
Three Months Ended September 30, 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,042	$1	$-	$(20)	$8,023

Interest Expense	3,150	22	422	(20)	$3,574

Net Interest Income	4,892	(21)	(422)	-	$4,449

Provision For Loan Loss	146	-	-	-	$146

Non-interest Income	1,985	5,315	428	(738)	$6,990

Non-interest Expense	5,003	4,286	728	(738)	$9,279

Net Income QTD	$1,233	$664	$(473)	$-	$1,424

Performance Measures
Average Assets -QTD	$557,306	$20,344	$81,707	$(82,583)	$576,774

ROAA	0.88%	13.06%	-	-	0.99%

Average Equity - QTD	$59,899	$16,063	$59,717	$(75,962)	$59,717

ROAE	8.23%	16.53%	-	-	9.54%

Efficiency Ratio - %	71.13%	-	-	-	79.60%

Average Loans - QTD	$402,940	$-	$-	$(1,150)	$401,790

Average Deposits - QTD	$408,535	$-	$-	$(5,471)	$403,064

Rurban Financial Corp.
Segment Reporting
Nine Months Ended September 30, 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$24,532	$1	$1	$(71)	$24,463

Interest Expense	10,464	98	1,274	(71)	$11,765

Net Interest Income	14,068	(97)	(1,273)	-	$12,698

Provision For Loan Loss	551	-	-	-	$551

Non-interest Income	6,001	16,282	1,237	(2,214)	$21,306

Non-interest Expense	14,834	12,996	2,375	(2,214)	$27,991

Net Income YTD	$3,367	$2,104	$(1,582)	$-	$3,889

Performance Measures
Average Assets -YTD	$555,019	$20,217	$81,698	$(82,495)	$574,439

ROAA	0.81%	13.88%	-	-	0.90%

Average Equity - YTD	$59,448	$15,827	$59,690	$(75,275)	$59,690

ROAE	7.55%	17.72%	-	-	8.69%

Efficiency Ratio - %	72.25%	-	-	-	80.79%

Average Loans - YTD	$400,133	$-	$-	$(1,325)	$398,808

Average Deposits - YTD	$415,137	$-	$-	$(5,895)	$409,242

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Third Quarter 2008
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Revenue
3Q08	$6,877	$5,294	$(20)	$(702)	$11,449
2Q08	$6,729	$5,285	$(15)	$(766)	$11,233
1Q08	$6,464	$5,606	$(27)	$(710)	$11,333
4Q07	$6,232	$5,184	$(114)	$(687)	$10,615
3Q07	$5,939	$5,332	$(100)	$(727)	$10,444
3rd Quarter Comparison	$938	$(38)	$80	$-	$1,005

Non-interest Expenses
3Q08	$5,003	$4,286	$728	$(738)	$9,279
2Q08	$4,812	$4,316	$748	$(766)	$9,110
1Q08	$5,018	$4,394	$899	$(710)	$9,601
4Q07	$4,908	$4,202	$742	$(687)	$9,164
3Q07	$4,874	$4,334	$626	$(727)	$9,106
3rd Quarter Comparison	$129	$(48)	$102	$-	$173

Net Income
3Q08	$1,233	$664	$(473)	$-	$1,424
2Q08	$1,217	$640	$(501)	$-	$1,356
1Q08	$917	$800	$(608)	$-	$1,109
4Q07	$836	$648	$(578)	$-	$906
3Q07	$675	$659	$(470)	$-	$864
3rd Quarter Comparison	$558	$5	$(3)	$-	$560

Average Assets
3Q08	$557,306	$20,344	$81,707	$(82,583)	$576,774
2Q08	$560,223	$20,214	$81,579	$(83,011)	$579,004
1Q08	$547,502	$20,103	$81,297	$(81,773)	$567,129
4Q07	$546,609	$20,014	$80,827	$(81,671)	$565,779
3Q07	$536,470	$19,739	$79,380	$(80,137)	$555,451
3rd Quarter Comparison	$20,836	$605	$2,327	$-	$21,323

ROAA
3Q08	0.88%	13.06%	-	-	0.99%
2Q08	0.87%	12.66%	-	-	0.94%
1Q08	0.67%	15.92%	-	-	0.78%
4Q07	0.61%	12.95%	-	-	0.64%
3Q07	0.50%	13.35%	-	-	0.62%
3rd Quarter Comparison	0.38%	(0.29%)	-	-	0.37%

Average Equity
3Q08	$59,899	$16,063	$59,717	$(75,962)	$59,717
2Q08	$59,395	$15,861	$59,671	$(75,256)	$59,671
1Q08	$59,044	$15,282	$59,149	$(74,326)	$59,149
4Q07	$58,115	$15,222	$58,928	$(73,337)	$58,928
3Q07	$56,805	$14,732	$57,830	$(71,536)	$57,830
3rd Quarter Comparison	$3,094	$1,332	$1,888	$-	$1,887

ROAE
3Q08	8.23%	16.53%	-	-	9.54%
2Q08	8.20%	16.14%	-	-	9.09%
1Q08	6.21%	20.94%	-	-	7.50%
4Q07	5.75%	17.03%	-	-	6.15%
3Q07	4.75%	17.89%	-	-	5.97%
3rd Quarter Comparison	3.48%	(1.36%)	-	-	3.57%

Efficiency Ratio
3Q08	71.13%	79.79%	-	-	79.60%
2Q08	69.85%	80.50%	-	-	79.56%
1Q08	75.90%	77.28%	-	-	83.19%
4Q07	76.68%	79.77%	-	-	84.49%
3Q07	80.17%	80.04%	-	-	85.47%
3rd Quarter Comparison	(9.04%)	(0.25%)	-	-	(5.87%)